Exhibit 99.1

— Press Release

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

BILL BARRETT CORPORATION TO RELEASE THIRD QUARTER 2009

RESULTS ON NOVEMBER 3, 2009

DENVER – October 13, 2009 – Bill Barrett Corporation (NYSE: BBG) plans to release its third quarter financial and operating results before the market opens on Tuesday, November 3, 2009 and will host a conference call to discuss results at 12:00 p.m. EST, also on November 3.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, November 3, 2009 at 12:00 p.m. EST (10:00 a.m. MST)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Third Quarter 2009 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	800-261-3417 US/Canada 617-614-3673 International

Passcode:	83530527

A telephonic replay will be available approximately two hours after the call on Tuesday, November 3, 2009 through Friday, November 6, 2009. You may access this replay at:

Replay Number:	888-286-8010 US/Canada 617-801-6888 International

Passcode:	30551192

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

# # #